UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 25, 2008

THE X-CHANGE CORPORATION
 (Exact Name of Registrant as Specified in Charter)

(Exact name of registrant as specified in its charter)

Nevada	002-41703	90-0156146
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

710 Century Parkway, Allen, Texas	75013
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (972) 747-0051

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As of December 25, 2008 we are in default on our promissory note with Melissa364 Ltd for failing to remit the outstanding balance and interest of 10% on December 15, 2008.  Melissa 364 Ltd has demanded payment in full of the promissory note.  At this time, the Company does not have the funds available to pay Melissa 364 Ltd.  Melissa 364 Ltd has a security interest in the shares of stock of our wholly owned subsidiary AirGATE Technologies.

Additionally, a default under the Melissa 364 Ltd note triggers a default under our loan agreement with La Jolla Cove Investors.  Upon an event of default under the La Jolla Cove Investors, the Company may be (i) required to pay a default rate equal to 3.75% percent and (ii) accelerate the payment of the entire outstanding amounts owed at 120% of the outstanding principal amount.  As of the date hereof, La Jolla Cove has not requested the default rate or sent a notice of acceleration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X-CHANGE CORPORATION

By:	/s/ Kathleen Hanafan
Kathleen Hanafan
President and Chief Executive Officer

DATE: December 31, 2008